                                                                     Exhibit 5.1

                             Shipman & Goodwin LLP
                               Counselors at Law
                                One American Row
                            Hartford, CT  06103-2819
                               Tel: 860.251.5000

                              ___________________

                                                                   March 1, 1999

Board of Directors
Cornerstone Bancorp, Inc.
550 Summer Street
Stamford, CT  06901

     Re:  Registration Statement on Form S-3 ("Registration Statement")
          -------------------------------------------------------------
          Relating to Shares of Common Stock of Cornerstone Bancorp, Inc.
          ---------------------------------------------------------------
          Issuable under its Dividend Reinvestment and Stock Purchase Plan (the
          ---------------------------------------------------------------------
          "Plan")
          -------

Ladies and Gentlemen:

          We have served as counsel to Cornerstone Bancorp, Inc., a Connecticut corporation (the "Company"), in connection with the proposed sale by the Company of a maximum of 310,291 shares of Common Stock of the Company (the "Shares") pursuant to the Plan to which the Registration Statement relates.

          As counsel to the Company, we have examined the Registration Statement, including the Prospectus contained therein, and such other documents as we have deemed necessary or appropriate in order to express the opinion set forth below. In connection with our opinion hereinafter given, we have examined and relied upon originals, or copies, certified or otherwise, identified to our satisfaction, of such agreements, documents, certificates and other statements of government officials, corporate officers and representatives, and such other documents as we have deemed relevant and necessary as a basis for such opinion. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies.

          Based upon the foregoing, we are of the opinion that the Shares, when issued as contemplated by the Plan and the Registration Statement, will be duly authorized and legally issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                              Very truly yours,

                                              /s/ SHIPMAN & GOODWIN LLP